                                                                  EXHIBIT 4.2

                                (Face of Note)

          THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE `SECURITIES ACT'). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE AND THE LAST DATE ON WHICH THE ISSUER OR AN AFFILIATE OF THE ISSUER WAS THE OWNER OF THE SECURITY, IN EITHER CASE OTHER THAN
          (1) TO THE ISSUER, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (`RULE 144A'), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), AND, IF SUCH TRANSFER IS BEING EFFECTED BY CERTAIN TRANSFERORS SPECIFIED IN THE INDENTURE (AS DEFINED BELOW) PRIOR TO THE EXPIRATION OF THE APPLICABLE `DISTRIBUTION COMPLIANCE PERIOD' (WITHIN THE MEANING OF RULE 903(c)(3) OF REGULATION S UNDER THE SECURITIES
          ACT), A CERTIFICATE WHICH MAY BE OBTAINED FROM THE ISSUER OR THE TRUSTEE OR TRANSFER AGENT IS DELIVERED BY THE TRANSFEREE TO THE ISSUER AND THE TRUSTEE AND/OR TRANSFER AGENT, (4) TO AN INSTITUTION THAT IS AN `ACCREDITED INVESTOR' AS DEFINED IN RULE 501(a)(1), (2), (3)

          OR (7) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A CERTIFICATE IN THE FORM ATTACHED TO THIS SECURITY IS DELIVERED BY THE TRANSFEREE TO THE ISSUER AND THE TRUSTEE AND/OR TRANSFER AGENT, (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS. AN `INSTITUTIONAL ACCREDITED INVESTOR' HOLDING THIS SECURITY AGREES IT WILL FURNISH TO THE ISSUER AND THE TRUSTEE AND/OR TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN `ACCREDITED INVESTOR' AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF) RULE 902 UNDER REGULATION S UNDER THE SECURITIES ACT.

                                                                CUSIP #29444UAB2

                           13% Senior Notes due 2007

No.                                                                      $

     This Note is issued with original issue discount for purposes of Section 1271 et seq. of the Internal Revenue Code. For each $1,000 of principal amount of this Security, the issue price is $949.35 and the amount of original issue discount is $50.65. The issue date of this Security is December 1, 1999 and the yield to maturity is 14.074%.

                                 EQUINIX, INC.

promises to pay to Cede & Co., or registered assigns, the principal sum of ______________ Dollars on December 1, 2007.

                Interest Payment Dates:  December 1 and June 1.

                     Record Dates: November 15 and May 15.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

                              EQUINIX, INC.


                              By: ___________________________________
                                  Name:
                                  Title:


                              By: ___________________________________
                                  Name:
                                  Title:

                    Trustee's Certificate of Authentication
                    ---------------------------------------

This is one of the Notes referred to in the within-mentioned Indenture:

Dated:

STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., as Trustee


By:____________________________________
   Authorized Signatory

                                (Back of Note)

                           13% Senior Notes due 2007

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1.  INTEREST.  Equinix, Inc., a Delaware corporation (the "Company"),
              --------
promises to pay interest on the principal amount of this Note at 13% per annum from December 1, 1999 until maturity and shall pay the Liquidated Damages payable in accordance with the provisions of the following paragraph. The Company shall pay interest and Liquidated Damages semi-annually on December 1 and June 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default or Event of Default relating to the payment of interest, and if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 1, 2000. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1.0% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

          The Holder of this Note is entitled to the benefits of the Registration Rights Agreement. If (a) the Company fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness, (c) the Company fails to consummate the Registered Exchange Offer within 210 days of the Issue Date with respect to the Exchange Offer Registration Statement, or (d) any Registration Statement required by the Registration Rights Agreement is declared effective but thereafter ceases to be effective or usable in connection with its intended purpose (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company shall pay to each holder of Transfer Restricted Notes (as defined in the Registration Rights Agreement) affected thereby liquidated damages ("Liquidated Damages") which shall accrue and be payable semi-annually on the Notes and the Exchange Notes (in addition to the stated interest on the Notes and the Exchange Notes) from and including the date such Registration Default occurs to, but excluding the date on which the applicable Registration Statement is filed or is declared effective, the Registered Exchange Offer is consummated, or the applicable Registration Statement is again declared effective or made usable. During the time that Liquidated Damages is accruing continuously, the rate of such Liquidated Damages shall be 0.50% per annum during the first 90-day period and shall increase by 0.25% per annum for each subsequent 90-day period, but in no event shall such rate exceed 1.50% per annum in the aggregate regardless of the number of Registration Defaults. If, after the cure of all Registration

Defaults then in effect, there is a subsequent Registration Default, the rate of Liquidated Damages for such subsequent Registration Default shall initially be 0.50%, regardless of the Liquidated Damages rate in effect with respect to any prior Registration Default at the time of the cure of such Registration Default.

          2.  METHOD OF PAYMENT.  The Company shall pay interest on the Notes
              -----------------
(except defaulted interest) and Liquidated Damages to the Persons who are registered Holders at the close of business on May 15 or November 15 next preceding the Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or outside of the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders kept by the Registrar, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3.  PAYING AGENT AND REGISTRAR.  Initially, State Street Bank and
              --------------------------
Trust Company of California, N.A., the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Restricted Subsidiaries may act in any such capacity.

          4.  INDENTURE.  The Company issued the Notes under an Indenture dated
              ---------
as of December 1, 1999 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $200 million in aggregate principal amount.

          5.  OPTIONAL REDEMPTION.
              -------------------

          (a) The Notes shall not be redeemable at the Company's option prior to December 1, 2003. Thereafter, the Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date (subject to the right of Holders as of the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

          Year                                            Percentage
          ----                                            ----------
          2003........................................     106.500%
          2004........................................     103.250%
          2005 and thereafter.........................     100.000%

          (b) Any redemption pursuant to this Section 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

          6.  MANDATORY REDEMPTION.  The Company shall not be required to make
              --------------------
mandatory redemption or sinking fund payments with respect to the Notes.

          7.  REPURCHASE AT OPTION OF HOLDER.
              ------------------------------

          (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price in cash equal to 101% of the aggregate principal amount thereof (the "Change of Control Payment"), plus accrued and unpaid interest (and Liquidated Damages, if any) thereon to the date of purchase (subject to the right of Holders as of a Record Date to receive interest due on the relevant Interest Payment Date); provided, that, the Company shall not be obligated to repurchase Notes pursuant to a Change of Control Offer in the event that it has exercised its rights to redeem all of the Notes pursuant to the Indenture. Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to purchase Notes on the date specified in such notice, which date shall be no earlier than 30 and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), in accordance with the procedures required by the Indenture and described in such notice.

          (b) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the purchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with any of the provisions of this covenant, the Company shall comply with the applicable securities laws and regulations and will be deemed not to have breached its obligations under this covenant by virtue thereof.

          (c) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment plus accrued and unpaid interest thereon and Liquidated Damages, if any, in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail or deliver to each Holder so tendered the Change of Control Payment plus accrued and unpaid interest thereon and Liquidated Damages, if any, for such Notes, and the Trustee shall promptly authenticate and mail or deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          (d) The Company shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, consummate any Asset Sale, unless (i) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors (including as to the value of all noncash consideration) and set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor is in the form of cash and/or Cash Equivalents or Qualified Consideration, and (iii) the Net Cash Proceeds received by the Company (or such Restricted Subsidiary, as the case may be) from such Asset Sale are applied within 360 days following the receipt of such Net Cash Proceeds, to the extent the Company (or such Restricted Subsidiary, as the case may be) elects, (a) to the redemption or repurchase of outstanding Indebtedness (I) that is either (A) secured Indebtedness or (B) Indebtedness of the Company that ranks equally with the Notes but has a maturity date that is prior to the maturity date of the Notes, in either case other than Subordinated Indebtedness or (II) that is Indebtedness of a Restricted Subsidiary and/or (b) to reinvest such Net Cash Proceeds (or any portion thereof) in properties or assets (including Equity Interests of a person that will become a Restricted Subsidiary as a result of such investment) that will be used in a Permitted Business. The balance of such Net Cash Proceeds, after the application of such Net Cash Proceeds as described in the immediately preceding clauses (a) and (b), shall constitute "Excess Proceeds."

          (e) When the aggregate amount of Excess Proceeds equals or exceeds $10 million (taking into account income earned on such Excess Proceeds), the Company shall be required to make a pro rata offer to all Holders and pari passu Indebtedness with comparable provisions requiring such Indebtedness to be purchased with the proceeds of such Asset Sale (an "Asset Sale Offer") to purchase the maximum principal amount or accreted value in the case of Indebtedness issued with an original issue discount of Notes and pari passu Indebtedness that may be purchased out of the Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof or the accreted value thereof, as applicable, plus accrued and unpaid interest thereon to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment
Date), in accordance with the procedures set forth in Article 3 of the Indenture and the agreements governing such pari passu Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and pari passu Indebtedness tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and pari passu Indebtedness to be purchased on a pro rata basis in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero for purposes of the first sentence of this paragraph.

          8.  NOTICE OF REDEMPTION.  Notice of redemption shall be mailed at
              --------------------
least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest shall cease to accrue on Notes or portions thereof called for redemption.

          9.  DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered
              ---------------------------------
form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.

          10. PERSONS DEEMED OWNERS.  The registered Holder of a Note on the
              ---------------------
Registrar's books may be treated as its owner for all purposes under the Indenture.

          11. AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions,
              --------------------------------
the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Note may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented among other things, to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's assets in accordance with the terms of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

          12. DEFAULTS AND REMEDIES.
              ---------------------

          (a) Events of Default under the Indenture include: (i) the failure to pay interest on, including Liquidated Damages, if any, with respect to, the Notes, when the same becomes due and payable if such default continues for a period of 30 days, (ii) the failure to pay principal of any Notes when such principal becomes due and payable, at maturity, upon redemption or otherwise;
(iii) failure by the Company or any Restricted Subsidiary to comply with Sections 4.10 or 4.14 of the Indenture; (iv) failure by the Company or any Restricted Subsidiary for 60 days after notice to comply with any of its other agreements in the Indenture, the Escrow Agreement or this Note; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any of the Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of the Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, and either such Indebtedness is already due and payable or such default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the amount of any such Indebtedness, together with the amount of any other such Indebtedness or the maturity of which has been so accelerated, aggregates $10.0 million or more; (vi) failure by the Company or any of the Restricted Subsidiaries to pay final judgments not subject to appeal aggregating in excess of $10.0 million; (vii) one or more judgments, orders or decrees for the payment of money in excess of $10.0 million, individually or in the aggregate (net of applicable insurance coverage which is acknowledged in writing by the insurer), shall be entered against the Company or any Restricted Subsidiary or any of their respective properties and shall not be discharged and there shall have been a period of 60 days or more during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect; (viii) the Company shall assert or acknowledge in writing that the Escrow Agreement is invalid or unenforceable; or
(ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries.

          (b) If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all principal of, premium (if any) on and interest on the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice.

          (c) Holders may not directly enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.

          (d) The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of all the Holders waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes.

          (e) The Company shall be required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company shall be required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of, premium, if any, or interest on, the Notes) if it determines that withholding notice is in their interest.

          13. TRUSTEE DEALINGS WITH COMPANY.  The Trustee, in its individual or
              -----------------------------
any other capacity, may make loans to, accept deposits from, and perform services for the

Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

          14. NO RECOURSE AGAINST OTHERS.  No director, officer, employee,
              --------------------------
incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company with respect to the Notes or the Indenture, or for any claim based on, or in respect or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note will waive and release any and all such liability. Such waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under federal securities laws and it is the view of the Commission that such a waiver is against public policy.

          15. AUTHENTICATION.  This Note shall not be valid until authenticated
              --------------
by the manual signature of the Trustee or an authenticating agent.

          16. ABBREVIATIONS.  Customary abbreviations may be used in the name
              -------------
of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND
              -----------------------------------------------------------
RESTRICTED DEFINITIVE NOTES.  In addition to the rights provided to Holders
---------------------------
under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement.

          18. CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the
              -------------
Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

          Equinix, Inc.
          901 Marshall Street
          Redwood City, CA  94063
          Attention: Chief Financial Officer

                                ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

_______________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:_______________     Your Signature:_______________________________________
                         (Sign exactly as your name appears on the face of this Note)

                         Tax Identification No.:_______________________________

                         SIGNATURE GUARANTEE:


                         ______________________________________________________

                         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                      OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to
Section 4.10 or 4.14 of the Indenture, check the box below:

        Section 4.10                       Section 4.14

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $_________

Date:_______________     Your Signature:
                         (Sign exactly as your name appears on the face of this Note)

                         Tax Identification No.:_______________________________

                         SIGNATURE GUARANTEE:


                         ______________________________________________________

                         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                                                              Principal Amount of
                   Amount of decrease    Amount of increase   this Global Note
                   in Principal Amount   in Principal Amount  following such
Date of Exchange   of this Global Note   of this Global Note  decrease (or increase)
----------------   -------------------   -------------------  ----------------------